Exhibit 2

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Series 2001-6 *CUSIP: 21988G866, 21988GAG1, 21988GAH9

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 15, 2002

INTEREST ACCOUNT

Balance as of December 15, 2001                                           $0.00
         Scheduled Income received on securities                  $2,426,587.13
         Unscheduled Income received on securities                        $0.00

LESS:
         Distribution to Class A1 Holders                        -$2,389,087.13
         Distribution to Class A2 Holders                                -$0.00
         Distribution to Class A3 Holders                           -$37,500.00
Balance as of June 15, 2002                                               $0.00

PRINCIPAL ACCOUNT

Balance as of December 15, 2001                                           $0.00
         Scheduled principal payment received on securities               $0.00

LESS:
       Distribution to Holders                                            $0.00
Balance as of June 15, 2002                                               $0.00


                  UNDERLYING SECURITIES HELD AS OF June 15, 2002

Principal
Amount                        Title of Security
------                        -----------------
10,000,000                    Delta Airlines 9.75% Debentures
                              Due May 15, 2021
                              *CUSIP:  247361WH7

46,725,000                    Delta Airlines 8.30% Debentures
                              Due December 15, 2029
                              *CUSIP:  247361YG7

U.S. Bank Trust National Association, as Trustee


*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.


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